Exhibit 99.1

ESSEX PROPERTY TRUST, INC.

Certification of Chief Executive Officer
pursuant to 18 U.S.C. Section 1350 as adopted
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report of Essex Property Trust, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2002 (the "Report"), I, Keith R. Guericke, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2002    /s/ Keith R. Guericke

Keith R. Guericke
Chief Executive Officer